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                                                                    EXHIBIT 24.2

                   INTERNATIONAL BUSINESS MACHINES CORPORATION

                     CERTIFICATE OF THE ASSISTANT SECRETARY


      I, Andrew Bonzani, the undersigned Assistant Secretary of International Business Machines Corporation, a New York Corporation, do hereby certify as follows:

      Attached hereto as Exhibit A is a true copy of the resolutions adopted by the Board of Directors of International Business Machines Corporation at its February 29, 2000 meeting, approving the IBM 2000 Employees Stock Purchase Plan as presented, and authorizing the use of 30,000,000 shares of IBM common stock thereunder.

      IN WITNESS WHEREOF, I have executed this certificate as of this 8th day of May 2000.


                                    By: /s/ ANDREW BONZANI
                                        -----------------------
                                        Andrew Bonzani
                                        Assistant Secretary




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                                                  EXHIBIT A


      RESOLVED, that this Board of Directors hereby approves the IBM 2000 Employees Stock Purchase Plan (the "Plan") as presented to its meeting today and recommends submission of said Plan to stockholders for their adoption of the Plan at the April 25, 2000, Annual Meeting;

      RESOLVED, that, subject to the adoption of the Plan by stockholders, the reservation and issuance of 30 million shares of authorized but unissued IBM common stock pursuant to the Plan is authorized;

      RESOLVED, that the issuance of fractional shares, in uncertificated form, to effect share transfers to the Plan participants in accordance with the Plan, as presented today, and in accordance with Section 509 of the Business Corporation Law of the State of New York be, and it hereby is, authorized and approved; and

      RESOLVED FURTHER, that, subject to the approval of stockholders, the 2000 Plan shall become effective upon July 1, 2000, except that the Committee's power to amend the Plan will be effective immediately upon approval by stockholders.